Exhibit 10.1

AR Capital Acquisition Corp.

September 16, 2016

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated October 1, 2014, entered into by Citigroup Global Markets Inc., as representative (the “Representative”) of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), and AR Capital Acquisition Corp. (the “Company”) relating to the Company’s initial public offering. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In light of the fact that the Company has not yet announced a Business Combination, on September 15, 2016, the Company filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission with respect to, among other things, a proposal for the Company’s stockholders to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must complete a Business Combination or otherwise cease operations and liquidate from October 7, 2016 to December 31, 2017. In connection therewith, the Company and the Representative wish to amend the Underwriting Agreement as follows:

1.          The Representative and the Company hereby agree that the first sentence of Section 2(c) of the Underwriting Agreement is hereby amended by this letter agreement (this “Amendment”) so that instead of the Deferred Discount being “$0.24 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder” it is “an aggregate amount equal to 2.4% of the amount on deposit in the Trust Account on the first Business Day following (i) the completion of any redemptions of Public Shares in connection with the vote of the Company’s stockholders, held prior to October 7, 2016, on an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must complete a Business Combination (the “Pre-Expiration Extension”) and (ii) if the Company conducts a reverse stock split in connection with the Pre-Expiration Extension, the distribution of the cash dividend described in the Preliminary Proxy Statement in connection therewith.”

2.          The Representative and the Company hereby further agree that, if the Pre-Expiration Extension is approved, all references in the Underwriting Agreement to the Company not completing a Business Combination “within twenty-four (24) months from the date of the consummation of the Offering” or “by twenty-four (24) months from the date of the consummation of the Offering” shall instead be to “by December 31, 2017.”

Except as expressly modified herein, all of the terms of the Underwriting Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Amendment.

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If the foregoing is in accordance with your understanding of our agreement, kindly indicate your acceptance in the space provided for that purpose below, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AR CAPITAL ACQUISITION CORP.

By:	/s/ William Kahane
Name: William Kahane
Title: CEO

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Neil Shah
Name: Neil Shah
Title: Managing Director

For itself and the other
several Underwriters named in
Schedule I to the Underwriting
Agreement.

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